Exhibit 99.1

Contact:	Thomas J. Sargeant
Chief Financial Officer
AvalonBay Communities, Inc.
703-317-4635
For Immediate News Release
April 30, 2008
AVALONBAY COMMUNITIES, INC. ANNOUNCES
FIRST QUARTER 2008 OPERATING RESULTS
(Alexandria, VA) AvalonBay Communities, Inc. (NYSE: AVB) reported today that Net Income Available to Common Stockholders for the quarter ended March 31, 2008 was $46,275,000. This resulted in Earnings per Share — diluted (“EPS”) of $0.60 for the quarter ended March 31, 2008, compared to $0.56 for the comparable period of 2007, a per share increase of 7.1%.
Funds from Operations attributable to common stockholders — diluted (“FFO”) for the quarter ended March 31, 2008 was $96,117,000, or $1.24 per share, compared to $89,118,000, or $1.11 per share, for the comparable period of 2007. FFO per share increased 11.7%, due primarily to contributions from improved community operating results and newly developed communities. FFO per share includes $0.01 per share for the quarter ended March 31, 2007 related to the sale of a land parcel. Adjusting for this land sale, FFO per share increased 12.7% over the prior year period.
Commenting on the Company’s results, Bryce Blair, Chairman and CEO, said, “Our strong FFO growth of 12.7% reflects the continued healthy fundamentals in our markets, the strength of our balance sheet and the contributions from our investment activity. The Company remains well positioned to continue to deliver earnings growth in 2008 and the financial flexibility to respond to challenging economic and capital markets conditions.”
Operating Results for the Quarter Ended March 31, 2008 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue increased by $19,482,000, or 9.9% to $216,188,000. For Established Communities, rental revenue increased 4.4%, comprised of an increase in Average Rental Rates of 4.1% and an increase in Economic Occupancy of 0.3%. As a result, total revenue for Established Communities increased $6,440,000 to $155,608,000. Operating expenses for Established Communities increased $1,966,000, or 4.2% to $49,310,000. Accordingly, Net Operating Income (“NOI”) for Established Communities increased by $4,474,000, or 4.4%, to $106,298,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities from the first quarter of 2007 to the first quarter of 2008:

1Q 08 Compared to 1Q 07

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)
New England	3.5%	6.7%	1.3%	19.8%
Metro NY/NJ	3.3%	6.7%	1.7%	24.3%
Mid-Atlantic/Midwest	3.1%	2.2%	3.6%	17.2%
Pacific NW	7.9%	0.2%	11.2%	4.6%
No. California	7.7%	(0.5%)	10.7%	23.0%
So. California	3.3%	7.2%	1.9%	11.1%

Total	4.4%	4.2%	4.4%	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Cash concessions are recognized in accordance with generally accepted accounting principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year. The following table reflects the percentage changes in rental revenue on a GAAP basis and Rental Revenue with Concessions on a Cash Basis for our Established Communities:

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1Q 08
vs 1Q 07
Rental Revenue Change with Concessions on a GAAP Basis	4.4%

Rental Revenue Change with Concessions on a Cash Basis	4.5%

Development Activity
The Company commenced the development of Avalon Charles Pond during the first quarter of 2008. Avalon Charles Pond, located in Coram, NY, will contain 200 apartment homes when completed for an estimated Total Capital Cost of $46,500,000.
Investment Management Fund Activity
AvalonBay Value Added Fund, L.P. (the “Fund”) is a private, discretionary investment vehicle in which the Company holds an equity interest of approximately 15%.
During the first quarter of 2008, the Company completed the redevelopment of Avalon at Poplar Creek, located in Schaumburg, IL on behalf of the Fund. This community contains 196 apartment homes and was completed for a Total Capital Cost of $3,100,000, excluding costs incurred prior to the start of redevelopment.
During the first quarter of 2008, the Company commenced the redevelopment of South Hills Apartments, located in West Covina, CA on behalf of the Fund. South Hills Apartments contains 85 apartment homes and will be redeveloped for an expected Total Capital Cost of $4,400,000, excluding costs incurred prior to the start of redevelopment.
The Fund has invested $782,066,000 as of March 31, 2008. Management expects the Fund to invest approximately $36,000,000 of additional funds to redevelop the assets acquired. The investment period for the Fund concluded in March 2008. Accordingly, no new acquisitions for the Fund will be considered.
Financing, Liquidity and Balance Sheet Statistics
In February 2008, the Board of Directors authorized an increase of $200,000,000 in the common stock repurchase program, expanding the total amount the Company can acquire to $500,000,000. During the first quarter of 2008, the Company repurchased 482,100 shares at an average price of $87.42 per share, bringing the total amount of common stock repurchased under this program to approximately $300,000,000.
In January 2008, the Company repaid $50,000,000 of unsecured notes with an annual interest rate of 6.625% pursuant to their scheduled maturity.
As of March 31, 2008, the Company had $798,500,000 outstanding under its $1,000,000,000 unsecured credit facility. At March 31, 2008, the Company had unrestricted cash of $270,320,000, as well as cash in escrow of $128,190,000 which is available for development activity. Leverage, calculated as total debt as a percentage of Total Market Capitalization, was 32.8% at March 31, 2008. Unencumbered NOI for the year ended March 31, 2008 was 80.2% and Interest Coverage for the first quarter of 2008 was 4.1 times.
On March 31, 2008, the Company executed two separate five-year, interest only mortgage loans for an aggregate borrowing of approximately $264,697,000 at a weighted average effective interest rate of approximately 4.78%. One mortgage loan for approximately $170,125,000 is secured by Avalon at Arlington Square, located in Arlington, VA. The second mortgage loan for approximately $94,572,000 is secured by Avalon at Cameron Court, located in Alexandria, VA.
In April 2008, the Company executed a seven-year, interest only mortgage loan, borrowing approximately $110,600,000 at an effective interest rate of 5.48%. The mortgage is secured by Avalon Crescent, located in McLean, Virginia.
The Company used the net proceeds of approximately $373,286,000 from these three secured financings to pay down a portion of the outstanding balance on our unsecured credit facility in April 2008.
Also in April 2008, the Company redeemed $10,000,000 of its $150,000,000, 7.5% unsecured notes that mature in August 2009. The notes were redeemed for $10,287,500. The Company will include the excess cost paid over par, as well as the proportionate share of deferred financing charges for the notes redeemed as a charge to earnings in the second quarter of 2008.
Second Quarter 2008 Financial Outlook
For the second quarter of 2008, the Company expects EPS in the range of $1.94 to $1.98 and expects Projected FFO per share in the range of $1.22 to $1.26.
The Company expects to release its second quarter 2008 earnings on July 30, 2008 after the market closes. The Company expects to hold a conference call on July 31, 2008 at 1:00 PM EDT to discuss the second quarter 2008 results.
Second Quarter 2008 Conference/Event Schedule

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The Company is scheduled to participate in the following conferences during the second quarter of 2008:

2Q 2008 Conference Schedule
Event/Conference	Date
AvalonBay New York Community Tour	June 3
NAREIT Institutional Investor Forum	June 4-6
Wachovia Securities Equity Conference	June 23-27

The Company is scheduled to present and conduct a question and answer session at each of the conferences. Management may discuss the Company’s current operating environment; operating trends; development, redevelopment, disposition and acquisition activity; financial outlook and other business and financial matters affecting the Company. Details on how to access a webcast of each event and/or related materials will be available beginning June 1, 2008 on the Company’s website at http://www.avalonbay.com/events.
Other Matters
The Company will hold a conference call on May 1, 2008 at 1:00 PM EDT to review and answer questions about this release, its first quarter results, the Attachments (described below) and related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-706-634-5877 internationally.
To hear a replay of the call, which will be available from May 1, 2008 at 3:00 PM EDT to May 8, 2008 at 11:59 PM EDT, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 42406161.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings. To receive future press releases via e-mail, please submit a request through http://www.avalonbay.com/pressrelease.
About AvalonBay Communities, Inc.
As of March 31, 2008, the Company owned or held a direct or indirect ownership interest in 183 apartment communities containing 52,167 apartment homes in ten states and the District of Columbia, of which 22 communities were under construction and eight communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets of the United States. More information may be found on the Company’s website at the following address http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer at 1-703-317-4635.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; or we may abandon development or redevelopment opportunities for which we have already incurred costs. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements.”
The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the second quarter 2008. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.

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Definitions and Reconciliations
Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 13, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.” Attachment 13 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings. This wire distribution includes only definitions and reconciliations of the following Non-GAAP financial measures:
FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q1	Q1
	2008	2007(1)
Net income	$48,450	$46,520
Dividends attributable to preferred stock	(2,175)	(2,175)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	49,785	44,685
Minority interest, including discontinued operations	57	88
Gain on sale of previously depreciated real estate assets	—	—

FFO attributable to common stockholders	$96,117	$89,118

Average shares outstanding — diluted	77,440,892	79,930,748
EPS — diluted	$0.60	$0.56

FFO per common share — diluted	$1.24	$1.11

(1)	FFO per common share — diluted includes $0.01 for the three months ended March 31, 2007 related to the sale of a land parcel.

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Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the second quarter of 2008 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range
Projected EPS (diluted) — Q2 08	$1.94	$1.98
Projected depreciation (real estate related)	0.66	0.68
Projected gain on sale of operating communities	(1.38)	(1.40)
Projected FFO per share (diluted) — Q2 08	$1.22	$1.26

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management, net interest expense, general and administrative expense, joint venture income, minority interest expense, depreciation expense, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

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A reconciliation of NOI (from continuing operations) to net income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q1	Q1
	2008	2007
Net income	$48,450	$46,520
Indirect operating expenses, net of corporate income	8,458	6,996
Investments and investment management	1,719	2,024
Interest expense, net	28,005	23,186
General and administrative expense	8,119	6,780
Joint venture income and minority interest	72	535
Depreciation expense	47,682	42,014
Gain on sale of real estate assets	—	(545)
Income from discontinued operations	(1,720)	(2,315)

NOI from continuing operations	$140,785	$125,195

Established:
New England	$19,897	$19,639
Metro NY/NJ	25,568	25,137
Mid-Atlantic/Midwest	20,277	19,566
Pacific NW	3,824	3,440
No. California	25,626	23,139
So. California	11,106	10,903

Total Established	106,298	101,824

Other Stabilized	18,889	12,437
Development/Redevelopment	15,598	10,934

NOI from continuing operations	$140,785	$125,195

NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold during the period January 1, 2007 through March 31, 2008). A reconciliation of NOI from communities sold or classified as discontinued operations to net income for these communities is as follows (dollars in thousands):

	Q1	Q1
	2008	2007
Income from discontinued operations	$1,720	$2,315
Interest expense, net	186	692
Depreciation expense	1,110	2,080

NOI from discontinued operations	$3,016	$5,087

NOI from assets sold	$—	$2,454
NOI from assets held for sale	3,016	2,633

NOI from discontinued operations	$3,016	$5,087

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Projected NOI, as used within this release for certain Development and Redevelopment Communities and in calculating the Initial Year Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development and Redevelopment Communities, Projected NOI is calculated based on the first year of Stabilized Operations, as defined below, following the completion of construction. In calculating the Initial Year Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential (based on leased rents for occupied homes and market rents for vacant homes) minus projected economic vacancy and adjusted for concessions. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.
Management believes that Projected NOI of the development and redevelopment communities, on an aggregated weighted average basis, assists investors in understanding management’s estimate of the likely impact on operations of the development and redevelopment communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development or redevelopment is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company’s overall financial performance or cash flow. There can be no assurance that the communities under development or redevelopment will achieve the Projected NOI as described in this release.
Rental Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP based rental revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions.
A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q1	Q1
	2008	2007
Rental revenue (GAAP basis)	$155,561	$149,010
Concessions amortized	1,357	1,328
Concessions granted	(1,144)	(1,313)

Rental revenue (with concessions on a cash basis)	$155,774	$149,025

% change — GAAP revenue		4.4%
% change — cash revenue		4.5%

Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for each of the communities presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain to gain on sale in accordance with GAAP for both the three months ended March 31, 2008 as well as prior years’ activities is presented in the full earnings release.
Interest Coverage is calculated by the Company as EBITDA from continuing operations, excluding land gains and gain on the sale of investments in real estate joint ventures, divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and

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investors an additional means of comparing our ability to service debt obligations to that of other companies. EBITDA is defined by the Company as net income before interest income and expense, income taxes, depreciation and amortization.
A reconciliation of EBITDA and a calculation of Interest Coverage for the first quarter of 2008 are as follows (dollars in thousands):

Net income	$48,450
Interest expense, net	28,005
Interest expense (discontinued operations)	186
Depreciation expense	47,682
Depreciation expense (discontinued operations)	1,110

EBITDA	$125,433

EBITDA from continuing operations	$122,417
EBITDA from discontinued operations	3,016

EBITDA	$125,433

EBITDA from continuing operations	$122,417
Interest expense, net	28,005
Dividends attributable to preferred stock	2,175

Interest charges	30,180

Interest coverage	4.1

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective development or redevelopment community, or development right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. For redevelopment communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction as presented in the full earnings release, Total Capital Cost is equal to gross real estate cost.
Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less estimates for non-routine allowance of approximately $200 — $300 per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation, amortization and extraordinary items. For this purpose, management’s projection of operating expenses for the community includes a management fee of 3.0% — 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.
Unleveraged IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) are calculated in accordance with GAAP.

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The calculation of Unleveraged IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses. Therefore, Unleveraged IRR is not a substitute for net income as a measure of our performance. Management believes that the Unleveraged IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unleveraged IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unleveraged IRRs upon the disposition of other communities. The weighted average Unleveraged IRR for sold communities is weighted based on all cash flows over the holding period for each respective community, including net sales proceeds.
Leverage is calculated by the Company as total debt as a percentage of Total Market Capitalization. Total Market Capitalization represents the aggregate of the market value of the Company’s common stock, the market value of the Company’s operating partnership units outstanding (based on the market value of the Company’s common stock), the liquidation preference of the Company’s preferred stock and the outstanding principal balance of the Company’s debt. Management believes that Leverage can be one useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common stock trades. Changes in Leverage also can influence changes in per share results. A calculation of Leverage as of March 31, 2008 is as follows (dollars in thousands):

Total debt	$3,680,961

Common stock	7,429,330
Preferred stock	100,000
Operating partnership units	6,179
Total debt	3,680,961
Total market capitalization	11,216,470

Debt as % of capitalization	32.8%

Because Leverage changes with fluctuations in the Company’s stock price, which occur regularly, the Company’s Leverage may change even when the Company’s earnings, interest and debt levels remain stable. Investors should also note that the net realizable value of the Company’s assets in liquidation is not easily determinable and may differ substantially from the Company’s Total Market Capitalization.
Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by either outstanding secured debt or land leases (excluding land leases with purchase options that were put in place for governmental incentives or tax abatements) as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the three months ended March 31, 2008 is as follows (dollars in thousands):

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NOI for Established Communities	$106,298
NOI for Other Stabilized Communities	18,889
NOI for Development/Redevelopment Communities	15,598
NOI for discontinued operations	3,016

Total NOI generated by real estate assets	143,801
NOI on encumbered assets	28,469

NOI on unencumbered assets	115,332

Unencumbered NOI	80.2%

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had stabilized operations, as of the beginning of the prior year. Therefore, for 2008, Established Communities are consolidated communities that have Stabilized Operations as of January 1, 2007 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.
Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at market rents. Vacancy loss is determined by valuing vacant units at current market rents. By measuring vacant apartments at their market rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.

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